UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2003

TELOS CORPORATION

(Exact name of registrant as specified in charter)

Maryland	1-8443	52-0880974
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(703) 724-3800

Item 5.    Other Events.

Telos Corporation announces that David E. Pearson, Vice President of Finance and Accounting, was elected as its Chief Financial Officer of Telos Corporation effective May 9, 2003. Mr. Pearson began work with Telos Corporation in November 1999, and has held progressive positions with the corporation from Controller to Vice President of Finance and Accounting.

Thomas J. Ferrara has resigned his position as Chief Financial Officer, effective May 5, 2003. Mr. Ferrara has been with Telos Corporation since October of 1994 and has held progressive positions with the corporation from Director of Pricing, Vice President Finance and Accounting to Treasurer and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned, thereunto duly authorized.

Telos Corporation

Date: May 13, 2003	By:	/s/ David E. Pearson
David E. Pearson
Chief Financial Officer